EXHIBIT 32.1

SECTION 1350 CERTIFICATIONS

In connection with the Quarterly Report of DG FastChannel, Inc. (the “Company”) on Form 10-Q for the quarterly period ended March 31, 2011, as filed with the SEC on the date hereof (the “Report”), the undersigned, in the capacities and on the dates indicated below, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to such officer’s knowledge: (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 10, 2011	By:	/s/ Scott K. Ginsburg
Scott K. Ginsburg
Chairman of the Board of Directors and
Chief Executive Officer

Date: May 10, 2011	By:	/s/ Omar A. Choucair
Omar A. Choucair
Chief Financial Officer